Exhibit 99.1

News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

Dine Brands Global, Inc.

818-637-3632

Media Contact

Thien Ho

Executive Director, Communications

Dine Brands Global, Inc.

818-549-4238

Dine Brands Global, Inc. Reports First Quarter 2018 Results

GLENDALE, Calif., May 2, 2018 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of fiscal 2018.

“We are leveraging the benefit of our asset-lite business model to invest in the growth of our brands and build on recent momentum. Both Applebee’s and IHOP achieved positive same-restaurant sales for the first quarter and outperformed their respective categories. This marks the second consecutive quarter of sales improvement for each brand. We are very pleased with the results and encouraged that the first-quarter trends for both brands continued through April,” said Steve Joyce, Chief Executive Officer of Dine Brands Global, Inc.

Mr. Joyce continued, “Looking ahead, we are acting on several strategic initiatives, such as enhancing our data and analytics capabilities, to drive sustainable positive sales performance and create significant value for our shareholders and franchisees. Supported by a performance-based culture and the addition of significant leadership talent, we have established clear goals for our brands, which will drive long-term success.”

First Quarter of Fiscal 2018 Financial Highlights

•	GAAP net income available to common stockholders increased approximately 8% to $16.5 million, or earnings per diluted share of $0.92 for the first quarter of 2018. This compares to net income available to common stockholders of $15.3 million (as adjusted for the adoption of new accounting revenue guidance titled Accounting Standards Codification 606 “Revenues from Contracts with Customers”), or earnings per diluted share of $0.86, for the first quarter of fiscal 2017. The increase in net income was primarily due to a decline in general and administrative expenses and a reduction in our effective corporate tax rate following the enactment of the Tax Cuts and Jobs Act tax legislation in December 2017. These items were substantially offset by lower segment profit primarily due to an increase of $13.5 million in franchisor contributions to the Applebee’s national advertising fund in the first quarter of 2018.

•

Adjusted net income available to common stockholders was $19.8 million, or adjusted earnings per diluted share of $1.11, for the first quarter of fiscal 2018. This compares to adjusted net income available to common stockholders of $22.8 million (as adjusted for the adoption of Accounting Standards Codification 606), or adjusted earnings per diluted share of $1.28, for the first quarter of fiscal 2017. The decrease in adjusted net income was mainly due to lower gross profit resulting from an increase of $13.5 million in franchisor contributions to the Applebee’s national advertising fund, partially offset by our lower federal tax rate and positive same-restaurant sales for both brands. (See “Non-GAAP Financial Measures” below.)

•	General and administrative expenses declined to approximately $41.9 million for the first quarter of fiscal 2018 compared to $50.3 million for the first quarter of fiscal 2017. The decrease was primarily due to lower personnel costs due to non-recurring executive separation costs in the first quarter of 2017.

•	Cash flows from operating activities were approximately $16.5 million for the first quarter of fiscal 2018 compared to approximately $19.5 million for the first quarter of fiscal 2017. The decline was primarily due to slightly lower net income and changes in working capital. Adjusted free cash flow was $15.3 million for the first quarter of fiscal 2018. This compares to $19.2 million for the first quarter of fiscal 2017. (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

First Quarter of Fiscal 2018

•	Applebee’s domestic system-wide comparable same-restaurant sales increased 3.3% for the first quarter of 2018.

•	IHOP’s domestic system-wide comparable same-restaurant sales increased 1.0% for the first quarter of 2018.

Financial Performance Guidance for Fiscal 2018

Dine Brands reiterates its financial performance guidance for fiscal 2018 contained in the press release issued on February 20, 2018 and the Form 8-K filed on the same day.

First Quarter Fiscal 2018 Results Conference Call Today

The Company will host a conference call to discuss its results on the same day at 8:00 a.m. Pacific Time. To participate on the call, please dial (888) 771-4371 and reference passcode 46726894. International callers, please dial (847) 585-4405 and reference passcode 46726894. A live webcast of the call will be available on www.dinebrands.com and may be accessed by visiting Events and Presentations under the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on May 2, 2018 through 11:59 p.m. Pacific Time on May 9, 2018 by dialing (888) 843-7419 and referencing passcode 46726894#. International callers, please dial (630) 652-3042 and reference passcode 46726894#. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Glendale, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 19 countries and over 380 franchisees, Dine Brands is one of the largest full-service restaurant companies in the world. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health our franchisees; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters or other series incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders, “adjusted earnings per diluted share (Adjusted EPS)” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:		(as adjusted)
Franchise revenues	$155,313	$154,725
Rental revenues	30,841	30,465
Financing revenues	2,009	2,131
Company restaurant sales	—	4,140

Total revenues	188,163	191,461

Cost of revenues:
Franchise and restaurant expenses	81,872	70,167
Rental expenses	22,641	22,666
Financing expenses	150	—
Company restaurant expenses	—	4,343

Total cost of revenues	104,663	97,176

Gross profit	83,500	94,285
General and administrative expenses	41,911	50,305
Interest expense	15,199	15,363
Closure and impairment charges	2,604	217
Amortization of intangible assets	2,502	2,500
Gain on disposition of assets	(1,427)	(109)

Income before income tax provision	22,711	26,009
Income tax provision	(5,638)	(10,414)

Net income	$17,073	$15,595

Net income available to common stockholders:
Net income	$17,073	$15,595

Less: Net income allocated to unvested participating restricted stock	(568)	(283)

Net income available to common stockholders	$16,505	$15,312

Net income available to common stockholders per share:
Basic	$0.93	$0.87

Diluted	$0.92	$0.86

Weighted average shares outstanding:
Basic	17,703	17,694

Diluted	17,845	17,737

Dividends declared per common share	$0.63	$0.97

Dividends paid per common share	$0.97	$0.97

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)	(as adjusted)
Assets
Current assets:
Cash and cash equivalents	$96,399	$117,010
Receivables, net	105,834	140,188
Restricted cash	32,391	31,436
Prepaid gift card costs	31,174	40,725
Prepaid income taxes	36,078	45,981
Other current assets	6,906	12,615

Total current assets	308,782	387,955
Long-term receivables, net	122,362	126,570
Property and equipment, net	198,624	199,585
Goodwill	339,236	339,236
Other intangible assets, net	581,639	582,787
Deferred rent receivable	81,720	82,971
Non-current restricted cash	14,700	14,700
Other non-current assets, net	3,983	4,135

Total assets	$1,651,046	$1,737,939

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$12,965	$12,965
Accounts payable	45,236	55,028
Gift card liability	117,266	164,441
Dividends payable	11,520	17,748
Current maturities of capital lease and financing obligations	12,986	14,193
Accrued employee compensation and benefits	10,098	13,547
Deferred franchise revenue, short-term	10,851	11,001
Other accrued expenses	15,047	16,001

Total current liabilities	235,969	304,924
Long-term debt, less current maturities	1,267,468	1,269,849
Capital lease obligations, less current maturities	60,268	61,895
Financing obligations, less current maturities	38,981	39,200
Deferred income taxes, net	114,522	119,996
Deferred rent payable	62,371	69,112
Deferred franchise revenue, long-term	68,581	70,432
Other non-current liabilities	19,772	18,071

Total liabilities	1,867,932	1,953,479

Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2018 - 25,013,067 issued, 17,922,137 outstanding; December 31, 2017 - 25,022,312 issued, 17,993,124 outstanding	250	250
Additional paid-in-capital	264,994	276,408
Accumulated deficit	(52,867)	(69,940)
Accumulated other comprehensive loss	(58)	(105)
Treasury stock, at cost; shares: March 31, 2018 - 7,090,930; December 31, 2017 - 7,029,188	(429,205)	(422,153)

Total stockholders’ deficit	(216,886)	(215,540)

Total liabilities and stockholders’ deficit	$1,651,046	$1,737,939

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
		(as adjusted)
Cash flows from operating activities:
Net income	$17,073	$15,595
Adjustments to reconcile net income to cash flows provided by operating activities:
Closure and impairment charges	2,594	209
Depreciation and amortization	7,940	7,706
Non-cash interest expense	864	827
Deferred income taxes	(1,182)	(2,714)
Non-cash stock-based compensation expense	3,368	6,165
Gain on disposition of assets	(1,421)	(109)
Other	(6,199)	(2,932)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,804)	(818)
Current income tax receivables and payables	5,529	7,176
Gift card receivables and payables	(2,269)	(7,855)
Other current assets	5,709	(736)
Accounts payable	65	1,745
Accrued employee compensation and benefits	(3,448)	(2,162)
Other current liabilities	(3,351)	(2,554)

Cash flows provided by operating activities	16,468	19,543

Cash flows from investing activities:
Additions to property and equipment	(3,488)	(2,997)
Proceeds from sale of property and equipment	655	—
Principal receipts from notes, equipment contracts and other long-term receivables	4,930	5,002
Additions to long-term receivables	(2,325)	—
Other	(27)	(188)

Cash flows (used in) provided by investing activities	(255)	1,817

Cash flows from financing activities:
Repayment of long-term debt	(3,250)	—
Dividends paid on common stock	(17,453)	(17,432)
Repurchase of common stock	(10,003)	(10,003)
Principal payments on capital lease and financing obligations	(4,536)	(3,608)
Tax payments for restricted stock upon vesting	(1,083)	(2,022)
Proceeds from stock options exercised	456	1,474

Cash flows used in financing activities	(35,869)	(31,591)

Net change in cash, cash equivalents and restricted cash	(19,656)	(10,231)
Cash, cash equivalents and restricted cash at beginning of period	163,146	185,491

Cash, cash equivalents and restricted cash at end of period	$143,490	$175,260

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: closure and impairment charges; executive separation costs; amortization of intangible assets; non-cash interest expense; gain or loss on disposition of assets; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended March 31,
	2018	2017
Net income available to common stockholders, as reported	$16,505	$15,312
Closure and impairment charges	2,604	217
Executive separation costs	—	8,782
Amortization of intangible assets	2,502	2,500
Non-cash interest expense	864	827
Gain on disposition of assets	(1,427)	(109)
Income tax provision	(1,181)	(4,642)
Net income allocated to unvested participating restricted stock	(111)	(117)

Net income available to common stockholders, as adjusted	$19,756	$22,770

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.92	$0.86
Closure and impairment charges	0.11	0.01
Executive separation costs	—	0.31
Amortization of intangible assets	0.10	0.09
Non-cash interest expense	0.04	0.03
Gain on disposition of assets	(0.06)	(0.00)
Net income allocated to unvested participating restricted stock	(0.00)	(0.01)
Rounding	—	(0.01)

Diluted net income available to common stockholders per share, as adjusted	$1.11	$1.28

Numerator for basic EPS-income available to common stockholders, as adjusted	$19,756	$22,770

Effect of unvested participating restricted stock using the two-class method	1	3

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$19,757	$22,773

Denominator for basic EPS-weighted-average shares	17,703	17,694
Dilutive effect of stock options	142	43

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,845	17,737

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Three Months Ended March 31,
	2018	2017
	(In millions)
Cash flows provided by operating activities	$16.5	$19.5
Receipts from notes and equipment contracts receivable	2.3	2.7
Additions to property and equipment	(3.5)	(3.0)

Adjusted free cash flow	15.3	19.2
Dividends paid on common stock	(17.5)	(17.4)
Repurchase of Dine Brands common stock	(10.0)	(10.0)

	$(12.2)	$(8.2)

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

The following table sets forth, for the three months ended March 31, 2018 and 2017, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,923	2,007

System-wide(b)
Sales percentage change(c)	0.9%	(8.6)%
Domestic same-restaurant sales percentage change(d)	3.3%	(7.9)%

Franchise(b)
Domestic sales percentage change(c)	0.9%	(8.6)%
Domestic same-restaurant sales percentage change(d)	3.3%	(7.9)%
Average weekly domestic unit sales (in thousands)	$47.6	$45.2

IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,619	1,552
Area license	164	166
Company	—	10

Total	1,783	1,728

System-wide(b)
Sales percentage change(c)	3.9%	0.2%
Domestic same-restaurant sales percentage change(d)	1.0%	(1.7)%

Franchise(b)
Sales percentage change(c)	4.9%	0.7%
Domestic same-restaurant sales percentage change(d)	1.0%	(1.7)%
Average weekly domestic unit sales (in thousands)	$37.1	$36.9

Area License (b)
Sales percentage change(c)	(0.2)%	(3.7)%

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(a)	“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)	“System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three months ended March 31, 2018 and 2017 were as follows:

	Three Months Ended
	March 31,
	2018	2017
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,095.6	$1,086.2
IHOP franchise restaurant sales	780.6	$744.2
IHOP area license restaurant sales	75.3	$72.5

Total	$1,951.5	$1,902.9

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)	“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended
	March 31,
	2018	2017
Applebee’s Restaurant Development Activity
Beginning of period:	1,936	2,016

Franchise restaurants opened:
Domestic	—	1
International	2	—

Total franchise restaurants opened	2	1

Franchise restaurants closed:
Domestic	(22)	(19)
International	(4)	—

Total franchise restaurants closed	(26)	(19)

Net franchise restaurant reduction	(24)	(18)

Total Applebee’s restaurants, end of period	1,912	1,998

Domestic	1,760	1,843
International	152	155

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,622	1,556
Area license	164	167
Company	—	10

Total IHOP restaurants, beginning of period	1,786	1,733

Franchise/area license restaurants opened:
Domestic franchise	13	11
International franchise	3	4

Total franchise/area license restaurants opened	16	15

Franchise/area license restaurants closed:
Domestic franchise	(5)	(7)
International franchise	(6)	—

Total franchise/area license restaurants closed	(11)	(7)

Net franchise/area license restaurant development	5	8

Summary - end of period
Franchise	1,627	1,564
Area license	164	167
Company	—	10

Total IHOP restaurants, end of period	1,791	1,741

Domestic	1,679	1,641
International	112	100